Exhibit 23.1


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-40406 of FiberCore, Inc. and subsidiaries on Form S-3 of our report dated March 28, 2002, except for Note 17 as to which the date is May 29, 2002, on the consolidated financial statements of FiberCore, Inc. and subsidiaries for the year ended December 31, 2001 appearing in the Current Report on Form 8-K dated on or about May 29, 2002.

Deloitte & Touche LLP

Hartford, Connecticut
May 29, 2002